EXHIBIT 23.1




              CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-
K) of Smith's Food & Drug Centers, Inc. of our report dated January 27, 1994, included in the 1993 Annual Report to Stockholders of Smith's Food & Drug Centers, Inc.

Our audits also included the financial statement schedules of Smith's Food & Drug Centers, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 No.33-48627 and No.33-56966 and Form S-3, No.33-51097) pertaining to the Smith's Food & Drug Centers, Inc. Amended and Restated 1989 Stock Option Plan, the Smith's Food & Drug Centers, Inc. 1993 Employee Stock Purchase Plan, and the Smith's Food & Drug Centers, Inc. Pass Through Certificates of our report dated January 27, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) for the year ended January 1, 1994.

                                        ERNST & YOUNG

Salt Lake City, Utah
March 23, 1994